Exhibit 32.2

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Gawk Incorporated (the "Company") on Form 10-Q for the period ending October 31, 2013 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Scott Kettle, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Registrant	Gawk, Incorporated

Date: December 16, 2013	By:	/s/ Scott Kettle
Scott Kettle
Chief Financial Officer (Principal Financial Officer)